Consent of Independent Registered Public Accounting Firm

The Board of Directors of Allianz Life Insurance Company of New York

We consent to the use of our report dated March 24, 2014 on the financial statements of Allianz Life of NY Variable Account C and our report dated March 25, 2014 on the financial statements and supplemental schedules of Allianz Life Insurance Company of New York, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Minneapolis, Minnesota

April 14, 2014